UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest reported): November 3, 2009

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

917 Biscayne Boulevard, Suite 6, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) (1) The Board of Directors of TURBINE TRUCK ENGINES, INC., (“TURBINE”) has appointed Dr. MAGDY ATTIA as the Company’s Chief Technology Officer, effective November 1, 2009. Dr. Attia has served on the Company’s Technical Advisory Board since February 2007.

Dr. Attia is 42 years old and has a PHD in Mechanical Engineering from Texas A&M University. A respected engineer, researcher, and published author, Dr. Attia is an Associate Professor in the Department of Aerospace Engineering at Embry-Riddle Aeronautical University in Daytona Beach, Florida, and Supervisor of the University’s Gas Turbine Research Laboratory. As a Senior Engineer at Westinghouse Electric Corp., Dr. Attia was lead designer for the W501FD compressor that boasts over 200 engines currently in operation worldwide. He received the George Westinghouse Signature Award of Excellence in 1997 and holds a U.S. Patent for his “High Temperature Compression and Reheat Gas Turbine Cycle and Related Method”.

(c) (2) The Company has entered into an Employment Agreement (the “Agreement”) dated November 1, 2009 with Dr. MAGDY ATTIA to outline the terms of Dr. ATTIA’s employment with TURBINE as its Chief Technology Officer. The terms of the Agreement call for Dr. Attia to act as the Company’s Chief Technology Officer, an executive level position within the Company, for a period of One (1) year commencing on November 1, 2009 and ending on November 1, 2010.

Under the terms of the Agreement, Dr. Attia will be entitled to an annual base salary of Twenty Four Thousand Dollars ($24,000) per year, payable quarterly. The Board of Directors has the discretion to accrue Dr. Attia’s salary if it deems it necessary to assist cash flow. In addition he will be entitled to a stock bonus in an amount not less than 300,000 shares of the company’s common stock, adjusted such that the stock bonus’ monetary value is not in excess of $300,000 (“One (1) Year Stock Bonus”).

The Agreement will automatically terminate at the end of its term unless renewed by the parties. Under the Agreement, if the Company terminates Dr. Attia’s employment for cause, or in the event of his death or material disability, he shall be entitled to accrued compensation to the date of termination only. If his employment is terminated without cause or this agreement is not renewed at the end of its term, Dr. Attia will be entitled to accrued compensation plus an additional One (1) Year Stock Bonus

In addition to any other employee benefits that the Board of Directors may offer to its senior executives, Dr. Attia will be entitled to an expense account to cover any out of pocket expenses he may incur in the performance of his duties. The parties have agreed that the Company may choose to provide Dr. Attia the Company’s common stock in lieu of the normal and customary executive benefits.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

5.02	Employment Agreement dated November 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: November 3, 2009	/S/ MICHAEL H. ROUSE
Michael H. Rouse, CEO

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